                                                                     Exhibit 3.3

                                                         AS AMENDED AND RESTATED
                                                         -----------------------
                                                         ON MARCH    , 2000
                                                         ------------------


                                    BYLAWS
                                      OF
                             coolsavings.com inc.

                (hereinafter referred to as the "Corporation")


                                  ARTICLE I.

                                   Offices
                                   -------

     Section 1. Location. The registered office of the Corporation shall be located in Oakland County, the State of Michigan and shall be located at 255 E. Brown Street, Suite 110, Birmingham, Michigan 48009.

     Section 2. Change. The Board of Directors (hereinafter referred to as the "Board") may change the registered office of the Corporation from time to time and may establish other offices, either within or without the State of Michigan, as the business of the Corporation may require.


                                  ARTICLE II.

                    Shareholders and Shareholders' Meetings
                    ---------------------------------------

     Section 1. Annual Meeting. The annual shareholders' meeting shall be held at such time on such day as the Board shall annually determine, for the purposes of electing directors, hearing reports of the affairs of the Corporation and transacting any other business within the power of the shareholders. If the election of directors shall not be held on the day designated herein for an annual meeting, or at any adjournment thereof, the Board may cause the election to be held at a special shareholders' meeting as soon thereafter as one may be conveniently called and noticed for that purpose.

     Section 2. Special Meetings. Special meetings of the shareholders (a) may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or, in case of such officers' death or disability, any Vice President who is authorized in such circumstances to exercise the authority of the Chief Executive Officer or the President, or by the Board of Directors by action at a meeting or a majority of the directors acting without a meeting, and
(b) shall be called by the Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the shares entitled to vote in an election of directors. Such meetings may be held within or without the State of Michigan at such time and place as may be specified in the notice thereof. The request shall state the purpose or purposes for which the meeting is to be called, and the business transacted at any such meeting shall be limited to the purpose or purposes stated in the notice thereof.

     Section 3. Place of Meeting. The Board may specifically designate any place either within or without the State of Michigan as the place of meeting for any annual or special shareholders' meeting. If no such designation is made or if a special meeting is called other than at the request of the Board, the place of meeting shall be the registered office of the Corporation in the State of Michigan.

     Section 4. Written Notice. Notice of any annual shareholders' meeting shall specify in writing the place, day and hour thereof and shall be given by the Secretary to each such shareholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before each such meeting. Such written notice shall constitute due, legal, and personal notice to each such shareholder if it is given by:

          (a)  delivering it to such shareholder personally; or

          (b) sending it to him by mail, telegraph, or other means of written communication, charges prepaid, addressed to him at:

               (i) his address as it appears on the stock transfer books of the Corporation; or

               (ii) such other address or addresses as he may have requested in writing that the Corporation use for the purpose of giving such notice; or

               (iii) at the registered office of the Corporation and by publishing it at least once in some newspaper of general circulation in the county in which that office is located if his address does not appear on the stock transfer books of the Corporation and he has not requested in writing that the Corporation use any address for such notice.

     If mailed, such notice shall be deemed given when deposited in the United States mail postage prepaid and addressed to the shareholder at any such address. Except in extraordinary circumstances where express provision is made allowable by statute, notice of any special shareholders' meeting shall be given in the same manner as for annual shareholders' meetings.

     Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes (i) a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 5. Adjourned Meetings and Notice Thereof. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time

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by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat; in the absence of a quorum no other business may be transacted at such meeting.

     A meeting may be adjourned to another time or place without giving notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, after the adjournment the Board may fix a new record date for the adjourned meeting and a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

     Section 6. Voting. Unless a record date for voting purposes is fixed as provided in Section l of Article V of these Bylaws, only those persons in whose names shares entitled to vote stand and are registered on the stock transfer books of the Corporation on the day three (3) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be by voice or by ballot; provided however, all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.

     Each shareholder of the Corporation shall, at every shareholders' meeting, be entitled to one (1) vote in person or by proxy for each share of each class of capital stock of the Corporation outstanding and entitled to vote and registered in his name on the record date or the date set forth herein. Except as otherwise provided in the Corporation's Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

     Except as otherwise provided by law, the Corporation's Articles of Incorporation, or these Bylaws, every act or decision done or made by vote of the shareholders entitled to exercise a majority of the voting power present in person or by proxy at any shareholders' meeting shall be regarded as an act or decision done or made with the approval of the shareholders.

     Section 7. Quorum. Unless otherwise provided in this Corporation's Articles of Incorporation, the presence in person or by proxy of persons entitled to vote a majority of the voting shares of the capital stock of the Corporation that are outstanding and entitled to vote shall constitute a quorum for the transaction of business at any meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. Consent of Absentees. The transactions of any annual or special shareholders' meeting, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders who was entitled to vote but was not present in person or by proxy, signs a written waiver of notice and written consent to the holding of such meeting or a written approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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     Section 9.  Action Without Meeting.  Any action required or permitted under any provision of the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may not be taken without such meeting.

     Section 10. Proxies. Every person entitled to vote or execute consents or dissents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed at or before the meeting at which they are intended to be used with the Secretary of the Corporation. Proxies shall be valid for the length of time which the person executing it specifies, which in no case shall exceed three (3) years from the date of its execution. Any proxy duly executed shall be deemed not to have been revoked and to be in full force and effect and, in the absence of any limitation to the contrary contained in the proxy, it shall extend to all shareholders' meetings, unless and until an instrument revoking said proxy or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. A proxy shall be deemed sufficient if it appears on its face to confer the requisite authority and is signed by the owner of the stock to be voted; no witnesses to the execution of any proxy shall be required. Notwithstanding that a valid proxy may be outstanding, except in the case of an irrevocable proxy coupled with an interest which shall state that it is irrevocable on its face, the powers of the proxy holder or holders shall be suspended if the person or persons executing such proxy shall be present at the meeting and elect to vote in person.

     Section 11. Order of Business at Annual Meeting. The Chairman of the Board or such other member of the Board as is designated by the Board of Directors, shall preside over meetings of the shareholders. The Secretary of the Corporation shall act as Secretary of the shareholders' meeting and shall record all of the proceedings of such shareholders' meeting; provided, that in the absence of such officer, the presiding officer shall appoint another officer of the Corporation to act as Secretary of the meeting.

     At an annual or special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting. To be properly brought before a meeting of shareholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. Shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Corporation's notice of annual meeting furnished with respect to the previous year's annual meeting of shareholders.
If no annual meeting of shareholders was held in the previous year or the date of the annual meeting of shareholders has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the shareholders, to be timely, must be received a reasonable time before the solicitation is made. Within ten (10) days of the Corporation's receipt of a shareholder's notice which complies with this Section 11, the

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Corporation shall send a copy of such notice to all shareholders in the manner set forth in Article II, Section 4.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before a meeting of shareholders, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder on the date of such shareholder's to be supporting such proposal on the date of such shareholder's notice, and (iv) any material interest of the shareholder in such proposal.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section. The presiding officer of the shareholder meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 12. Voting of Shares by Certain Holders. Any other corporation that owns shares of stock of this Corporation outstanding and entitled to vote may vote the same by the President of the shareholder corporation or proxy appointed by him, unless some other person is appointed to vote such shares by resolution of the Board of the shareholder corporation.

     Shares held by an administrator, executor, guardian, conservator, receiver, trustee, or other fiduciary may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided the Corporation is furnished satisfactory proof of the authority of such person to vote those shares.

     A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer the pledgor has expressly empowered the pledgee to vote such shares and had the same indicated on the books of the Corporation, in which case only the pledgee or his proxy may represent and vote such shares.

     Shares of this Corporation's own stock held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting or for any purpose and shall not be counted in determining the total number of shares present for quorum purposes.

     Section 13. Inspectors of Election. Whenever any person entitled to vote at any shareholders' meeting shall request the appointment of persons to inspect any election, the Board, prior to the meeting, or the person presiding at such meeting shall appoint not more than three (3) inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes for any election or for the decision of any questions and shall determine the result. Their certificate of any vote shall be prima facie evidence of the results of such vote.

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     Section 14.  Shareholder Meeting by Conference Telephone or Similar
Equipment. A shareholder may participate in a meeting of shareholders by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.


                                 ARTICLE III.

               Directors and Meetings of the Board of Directors
               ------------------------------------------------

     Section 1. Number and Residence. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors then in office. The authorized number of directors of the Corporation shall be no less than five nor more than fifteen, as determined by a resolution of a majority of the Board of Directors. Directors need not be Michigan residents or shareholders of the Corporation.

     Section 2. Election and Term of Office. Except as provided in Section 6 of this Article III below, the directors shall be elected at each annual shareholders' meeting or otherwise as provided in Article II, Section 1, above. Each director shall hold office until he resigns, dies, is removed from office, or his successor is duly elected and qualified, whichever first occurs.

     Section 3. Resignation. A director may resign by written notice to the Corporation. A director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

     Section 4. Removal. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

     Section 5.  Nominations for Director.  Except as provided in Article III,
Section 6, only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible for election as directors.
Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice from a shareholder in writing to the Secretary of the Corporation, made in accordance with the terms of Article II, Section 11. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such shareholder and (2) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nominations shall be disregarded.

     Section 6. Vacancies. Vacancies in the Board occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the directors then in office. Each person so elected shall serve as a director for a term of office continuing until the next election of the class of directors for which such new director was elected. A vacancy that will occur at a specified date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs. Vacancies that do not cause the Board to be comprised of less than five (5) directors, may, at the discretion of the Board, remain vacant until such time as the Board or the shareholders elect to fill such vacancies.

     Section 7.  Place of Meeting/Attendance by Telephone.

     (a) Regular Board meetings shall be held at any place within or without the State of Michigan which has been designated from time to time by resolution of a majority of the Board or by written consent of a majority of the members of the Board given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Any special Board meeting may be held at any place designated with the written consent of a majority of the directors; otherwise special Board meetings shall be held at the registered office of the Corporation in the State of Michigan.

     (b) Any Board meeting may be held by telephone, and any director may attend a Board meeting by telephone. Upon the request of any director, the Corporation or the person(s) calling the meeting shall make arrangements that will enable all attendees, whether present in person or by telephone, to participate concurrently in the meeting in a manner that all directors in attendance (in person or by telephone) may hear the speaking by any director at all times during the meeting.

     Section 8. Organization Meeting. Immediately following each annual shareholders' meeting and each adjourned annual and special shareholders' meeting held for the purpose of electing a new Board, the newly elected Board may hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of each such meeting need not be given and is hereby dispensed with.

     Section 9. Other Regular Meetings. Board meetings may be regularly scheduled for dates, times and places as determined by the Board, and in such case notice of such meetings need not be given and is hereby dispensed with.

     Section 10. Special Meetings and Notice Thereof. Special Board meetings for any purpose or purposes (a) may be called at any time by the Chief Executive Officer or the President or, if they are absent or unable to act, by any Vice President and (b) shall be called by the Secretary upon the written request of at least two directors. The business transacted at any such meeting shall be limited to the purpose or purposes stated in the notice thereof.

     Written notice of the place, day, and hour of special Board meetings shall be given to each director and constitute due, legal, and personal notice to him if that notice is delivered in the same manner as provided for notice to Shareholders in Article II, Section 4 except (i) the time periods for giving such notices and deeming such notices given shall be as provided in this Section 10, and (ii) any notice sent by mail (other than Federal Express or another internationally recognized courier service) shall be sent express, registered or certified mail, postage prepaid. Notices delivered personally or by facsimile, shall be so delivered at least three (3) business days prior to the day of the meeting. Notices sent by mail (United States Mail, overnight service, courier service, or otherwise), shall be deposited in the mail not less than three (3) business days prior to the day of the meeting, and all such notices shall be deemed given upon the first to occur of (x) actual receipt or (y) three (3) business days after so deposited in the mail.

     Section 11. Notice of Adjournment. Notice of the time and place of holding an adjourned Board meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned provided that the meeting is not adjourned for more than five (5) days.

     Section 12. Waiver of Notice. The attendance of a director at any Board meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened.

     The transactions of whatever kind or nature held at any Board meeting, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of the meeting and a written consent to holding such meeting, or a written approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     In addition, any action required or permitted to be taken by the Board under the Michigan Business Corporation Act may be taken without a meeting, if all members of the Board shall individually and collectively consent in writing to such action. Such written consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors at a duly called, noticed, and held Board meeting. Any certificate or other document filed under any provision of the Michigan

Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board without a meeting and that these Bylaws authorized the directors so to act, and such statement shall be prima facie evidence of such authority.

     Section 13. Quorum. Except to adjourn the meeting as hereinafter provided, a majority of the Board without regard to the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board unless a greater number be required by law, the Articles of Incorporation, or these Bylaws.

     Section 14. Adjournment. A quorum may adjourn any Board meeting to meet again at a stated place, date, and hour; however, in the absence of a quorum, a majority of the directors present at any regular or special Board meeting may adjourn from time to time until the time fixed for the next regular Board meeting.

     Section 15. Fees and Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each Board meeting and a fixed sum for attendance at each Board meeting or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving a separate compensation therefor.

     Section 16. Presumption of Assent. A director who is present at any Board meeting at which action on any corporate matter is taken shall be presumed to have assented to any action taken by the Board at that meeting unless his dissent shall be entered in the minutes of the meeting or he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from a meeting of the board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have assented to the action unless he files his written dissent with the Secretary of the Corporation within a reasonable time after he has knowledge of the action.

     Section 17. Executive Committees. The Board, by resolution passed by a majority of the whole Board, may provide for an Executive Committee by appointing two (2) or more members thereto, each of whom shall be a director and who shall serve during the pleasure of the Board. Unless one of the members shall have been designated as Chairman of the Board, the Executive Committee shall elect a Chairman from its own members. Except as provided herein by resolution of the Board or by applicable law, the Executive Committee during the intervals between Board meetings shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation; provided, however, that neither the Executive Committee nor any other committee established below shall have the power or authority to: (a) approve or adopt, or recommend to the shareholders, any action or matter requiring the approval of the shareholders; or (b) adopt, alter, amend or repeal these Bylaws. The Executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All actions taken by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision and alteration by the Board, except that no rights of third persons created in reliance thereon shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board.

     Subject to provisions of these Bylaws and applicable law, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules, by resolution of the Board, or at the call of the Chief Executive Officer or President of the Corporation or of any two (2) members of the committee. Unless otherwise provided by such rules, the provisions of the Bylaws relating to the notice required to be given to directors shall apply to all meetings of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

     Section 18. Other Committees. The Board may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties not inconsistent with law, as may be assigned to it by the Board. If provision is made for any such committee, the members thereof shall be appointed by the Board, shall consist of one or more members of the Board and shall serve during the pleasure of the Board. Vacancies in such committees shall be filled by the Board.


                                  ARTICLE IV.

                                   Officers
                                   --------

     Section 1. Officers. The officers of the Corporation shall include a chairman of the board, a president, a secretary and a treasurer and may include a chief executive officer, a chief financial officer, a chief operating officer, vice chairman of the board, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers; provided, however, that the chief executive officer shall not appoint any executive officer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article IV, shall be chosen by the Board, and each shall hold his office until he resigns, dies, is removed or otherwise disqualified to serve, or until his successor is elected and qualified, whichever occurs first.

     Section 3. Other Officers and Agents. The Board may appoint such other officers (including, without limitation, a Chief Executive Office, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer and any other executive officer) and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as may be provided in these Bylaws or as the Board may from time to time determine.

     Section 4. Removal and Resignation. Any officer or agent may be removed by a majority of the whole Board at the time in office at any regular or special Board meeting.

     Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     Section 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Shareholders or the Board and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or prescribed by these Bylaws.

     Section 7. Chief Executive Officer. The Board of Directors shall designate a chief executive officer. In the absence of such designation, the chairman of the board (or, if more than one, the co-chairmen of the board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

     Section 8. President. Subject to such powers and duties, if any, as may be given to the Chairman of the Board by the Board or prescribed by these Bylaws, the President shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board or if there be no such Chairman, he shall preside at all shareholders' meetings and at all Board meetings. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any; shall have the general powers and duties of management usually vested in the office of President of a corporation; shall see that all orders and resolutions of the Board are carried into effect; and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

     Section 9. Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 10. Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 11. Vice Presidents. In the event of the President's absence or disability, the Vice Presidents, if more than one, in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board shall perform all the duties of and shall be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and authority and shall perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws.

     Section 12. Secretary. The Secretary shall attend all shareholders' meetings and all Board meetings and shall keep or cause to be kept, in his custody at the principal or registered office of the Corporation in the State of Michigan or such other place as the Board may order, a book recording the minutes of all Board and shareholders' meetings setting forth: the place, date, and hour of holding; whether regular or special, and, if special, how authorized; the notice thereof given; the names of those present at Board meetings; the number of shares present or represented at shareholders' meetings; and the proceedings thereof.

     The Secretary shall keep or cause to be kept at the registered office of the Corporation in the State of Michigan or at the office of the Corporation's transfer agent, a share register or a duplicate share register or a list showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same or cause the same to be affixed to any instrument requiring it; when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer or the Assistant Secretary. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board.

     The Secretary shall give or cause to be given notice of all Board and shareholders' meetings required by these Bylaws or by law.

     Section 13. Assistant Secretaries. In the event of the Secretary's absence or disability, any Assistant Secretary shall act as Secretary in all respects. The Assistant Secretaries shall exercise such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the President, the Secretary, or these Bylaws.

     Section 14. Treasurer. The Treasurer shall, subject to the direction of the Board, have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board; shall disburse the funds of the Corporation as may be ordered by the Board; shall render to the President and the Board, whenever either requests it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and shall have such other powers and authority incident to the office of Treasurer and shall perform such other duties as may be prescribed by the Board or these Bylaws.

     Section 15. Assistant Treasurers. In the event of the Treasurer's absence or disability, the Assistant Treasurer shall act as Treasurer in all respects. The Assistant Treasurer shall exercise such other powers and perform such other duties as from time to time may be prescribed for him by the Board, the President, the Treasurer, or these Bylaws.

     Section 16. Salaries. The salaries of the officers shall be fixed from time to time by the Board.


                                  ARTICLE V.

                                 Miscellaneous
                                 -------------

     Section 1. Fixing of Record Date. The Board of Directors may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining shareholders entitled to (a) notice of, and to vote at, any shareholders' meeting or any adjournment of such meeting; (b) express consent to, or dissent from, a proposal without a meeting; or (c) receive payment of a share dividend or distribution or allotment of a right. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 10 days after the Board resolution fixing a record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, nor more than 60 days before any other action.

     If a record date is not fixed:

          (a) the record date for determining the shareholders entitled to notice of, or to vote at, a shareholders' meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the day on which the meeting is held; and

          (b) if prior action by the Board of Directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the Corporation; and

          (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

     A determination of shareholders of record entitled to notice of, or to vote at, a shareholders' meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Only shareholders of record on the record date shall be entitled to notice of, or participation in, the action to which the record date relates, notwithstanding the transfer of shares on the Corporation's books after the record date. This Section 1 shall not affect the rights of a shareholder and the shareholder's transferor or transferee between themselves.

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.

     Section 2. Annual Report. The Corporation shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within four (4) months after the end of the fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation, its statement of source and application of funds.

     Section 3. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. No loan or advance to or overdraft or withdrawal by an officer, director, or shareholder of the Corporation other than in the ordinary and usual course of the business of the Corporation shall be made or permitted unless each such transaction shall be approved by a vote of the majority of the members of the whole Board after excluding from any deliberations about such transaction any director involved in it. A full and detailed statement of all such transactions and any payments shall be submitted at the next annual shareholders' meeting, and the aggregate amount of such transaction less any repayments shall be stated in the next annual report to shareholders.

     Section 4. Representation of Shares of Other Corporations. Subject to prior approval by the Board: the President or by a proxy appointed by him; or, in the absence of the President and his proxy, the Treasurer or by a proxy appointed by him; or, in the absence of both the President and the Treasurer and their proxies, the Secretary or by a proxy appointed by him; are authorized in that order to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of other Corporations standing in the name of this Corporation. The Board, however, may by resolution appoint some other person to vote such shares.

     Section 5. Indemnification. The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act (as amended from time to time), (a) indemnify, protect, defend and hold harmless any person, and his or her heirs, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Covered Matters"); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board.

                                  ARTICLE VI.

                           Execution of Instruments
                           ------------------------

     Section 1. Bank Accounts. Each bank account of the Corporation shall be established and continued only by order of the Board.

     Section 2. Checks, Etc. All checks, drafts, and orders for the payment of money shall be signed in the name of the Corporation in such manner and by such officers or agents as the Board shall from time to time designate for that purpose. No check or other instrument for the payment of money to the Corporation shall be endorsed otherwise than for deposit to the credit of the Corporation. All checks of the Corporation shall be drawn to the order of the payee.

     Section 3. Contracts, Conveyances, Etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President and any other officer designated in writing by the President may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto. The Board shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of the Corporation in more than one capacity.

     Notwithstanding anything contained herein to the contrary, no officer, agent or employee of this Corporation shall have the authority to disburse monies or other property to other persons, to obligate the Corporation to do or perform any act, to make any payments of money or property, or to execute any of the instruments described herein on behalf of this Corporation other than in the ordinary course of business unless he shall have previously obtained the approval of the Board and unless such approval or ratification shall appear in the minutes of this Corporation.


                                 ARTICLE VII.

                              Right of Inspection
                              -------------------

     Section 1. Inspection of Bylaws. The Corporation shall keep in its registered or principal office the original or a copy of these Bylaws and the Articles of Incorporation as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by all shareholders during regular business hours.

     Section 2. Inspection of Records. A person who is a shareholder of record of the Corporation, upon at least ten (10) days' written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders' meetings and record of shareholders' and make extracts therefrom, at the places where the said records are kept.


                                 ARTICLE VIII.

                                   Dividends
                                   ---------

     Section 1. Dividends of Cash or Other Property. The Board may, from time to time, declare dividends on its outstanding shares to be paid in cash or other property, other than the Corporation's shares; provided, however, that such dividends may not be declared if, after giving effect to the dividend, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation's total assets would be less than the sum of the total liabilities.

     Section 2. Dividends of Stock. The Board may, from time to time, declare dividends on its outstanding shares to be paid in the Corporation's stock; provided, however, that shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or there are no outstanding shares of the class or series to be issued.


                                  ARTICLE IX.

                                 Capital Stock
                                 -------------

     Section 1. Issuance of Shares. The shares of capital stock of the Corporation shall be issued by the Board in such amounts, at such times, for such consideration, and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation and these Bylaws.

     Section 2. Certificates for Shares. The shares of the Corporation shall be represented by certificates and every shareholder of this Corporation shall be entitled to have a certificate. The certificate shall be signed by the Chairman of the Board, President or a Vice President and may also be signed by another officer of the Corporation; shall certify the number and class of shares represented by such certificate; shall state, if such shares are not fully paid, the amount paid; and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were the officer at the date of its issue.

     Certificates of stock shall in all other respects be in such form as shall be determined by the Board and shall be consecutively numbered or otherwise identified.

     If the Corporation is authorized to issue shares of more than one class, every certificate of stock shall set forth on its face or back, or state on its face or back that the Corporation will furnish to a shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences, and limitations of other series.

     Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish satisfactory evidence of his authority, file it with the Secretary of the Corporation, and surrender for cancellation the certificate for such shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided in
Section 6 of this Article IX of these Bylaws. The Secretary of the Corporation shall record each such transfer on the stock transfer books and shall record the fact that a transfer is made for collateral security and not absolutely when such is stated in the instrument of transfer.

     Section 4. Record Owner. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for the following purposes: recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise; for votes, approvals, and consents by shareholders; for notices to shareholders; and for all other purposes whatever. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly required by law or these Bylaws.

     Section 5. Lien by Corporation. The Corporation shall have a lien upon the capital stock of the Corporation for debts due to the Corporation from the owners thereof pursuant to such owner's subscription agreement for such capital stock.

     Section 6. Lost, Mutilated, or Destroyed Stock Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board may direct the issuance of a new certificate in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board may require as a condition precedent to the issuance of a new certificate any or all of the following:

          (a) Additional evidence of the loss, destruction or mutilation claimed;

          (b) Advertisement of the loss in such manner as the Board may direct or approve;

          (c) A bond or agreement of indemnity in such form and amount, with or without such sureties as the Board may approve; or

          (d)  The order or approval of a court.

The Corporation may recognize the person in whose name the new certificate, or any certificate thereafter issued as owner of the shares described therein for all purposes until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the Corporation and the holder of any new certificate, or any certificate issued in exchange or substitution therefor, from so acting.

     Section 7. Transfer Agent and Registrar. The Board may appoint a transfer agent and/or a registrar of transfers and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

     Section 8. Regulations. The Board shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this Corporation.

     Section 9. Canceled Certificates. All certificates for shares exchanged or surrendered to the Corporation for transfer or cancellation shall be marked with the date of cancellation by the Secretary and shall be immediately fastened to the stubs in the certificate books from which they were detached when issued.

     Section 10. Payment. Where stock is issued in exchange for a promissory note, draft, obligation or promise of future services of the purchaser, certificates therefor shall be delivered to the purchaser and the stock shall be deemed to be fully paid and non-assessable, unless the Board, upon authorization of the issuance of such stock, declares that such stock will not be deemed to be fully paid and non-assessable until such time as the promissory note or draft is paid, or obligation or promise performed.


                                  ARTICLE X.

                          Control Share Acquisitions
                          --------------------------

     Section 1. Power to Redeem if no Acquiring Person Statement is Filed. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

     Section 2. Power to Redeem After Shareholder Vote. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Michigan Business Corporation Act.

     Section 3. Procedure for Redemption. A redemption of shares by the Corporation pursuant to Article X, Sections 1 or 2, shall be made upon election to redeem by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. Subject to the Michigan Business Corporation Act, the determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days.


                                  ARTICLE XI.

                                 Fiscal Year
                                 -----------

     Unless otherwise set by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

                                  ARTICLE XII.

                                     Seal
                                     ----

     The Corporation may have a seal which shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words "Corporate Seal." The seal may be used by causing it or a facsimile to be imprinted, affixed, reproduced, or otherwise.


                                 ARTICLE XIII.

                                  Amendments
                                  ----------

     These Bylaws may be added to, altered, amended, or repealed:

          (1) By the vote of not less than a majority of the members of the Board then in office at any regular or special meeting, if written notice of the proposed addition, alteration, amendment, or repeal shall have been given to each director in the manner set forth in subsection (3) below or waived in writing; or

          (2) By the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of stock of the Corporation generally entitled to vote in the election of directors at any annual or special meeting if notice of the proposed addition, alteration, amendment, or repeal shall have been included in the notice of such meeting or waived in writing.

          (3) The written notices required under this Article XIII shall be given, and deemed given, to the shareholders and/or the directors as the case may be, in the same time periods and in the same manners provided in Articles II and III for notices to shareholders and directors respectively.